UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): July 31, 2013

Merica Corp.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-178789	33-1222799
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10685-B Hazelhurst Dr. #13025 Houston, TX 77043		19711
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (281) 754-4941

Code 2 Action, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 30, 2013, the board of directors of Merica Corp., Inc. f/k/a Code 2 Action, Inc. (the “Company”) approved an Amended and Restated Certificate of Incorporation of the Company (the “Certificate”) to authorize, among other things, (i) the change of the name of the Company to “Merica Corp.” from “Code 2 Action, Inc.” and (ii) provide for the board of directors to issue series and classes of preferred stock with different features. The Company filed the Certificate with the Secretary of State of Delaware on July 31, 2013. The name change will be effective for the Company’s principal market, the over the counter bulletin board, upon approval by the Financial Industry Regulatory Authority (FINRA) at which time a new trading symbol will also become effective. In connection with the foregoing, the Company is exploring additional business opportunities. As a result, its historical business may be discontinued due to the reevaluation of its business, among other reasons.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the complete text of the Certificate filed as Exhibit 3.1, which is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On July 30, 2013, holders of approximately 83% of the outstanding common stock of the Company voted in favor of the adoption of the Certificate, as described in Item 5.03 herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The exhibit listed in the following Exhibit Index is filed as part of this Current Report on Form 8-K.

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 31, 2013

Merica Corp.

By:	/s/ Louis Aquino
Name: Louis Aquino
Title: Chief Executive Officer